UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2014

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in its charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 7, 2014, Weyerhaeuser Company (“Weyerhaeuser” or the “Company”) issued a press release announcing the closing of the previously announced “Reverse Morris Trust” transaction (the “Transactions”), pursuant to which a wholly owned subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”) merged with and into Weyerhaeuser Real Estate Company (“WRECO”), an indirect wholly owned subsidiary of the Company, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Weyerhaeuser announced the departure of Mr. Peter M. Orser, President of WRECO, in connection with the closing of the transaction with TRI Pointe. The effective date for Mr. Orser’s departure was July 7, 2014, concurrent with the closing of the transaction with TRI Pointe.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information of Weyerhaeuser Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference:

•	The unaudited pro forma condensed consolidated balance sheet of Weyerhaeuser Company as of March 31, 2014 after giving effect to the Transactions as if they had occurred on March 31, 2014;

•	The unaudited pro forma condensed consolidated statements of income of Weyerhaeuser Company for the year ended December 31, 2013 and the three months ended March 31, 2014 after giving effect to the Transactions as if they had occurred on January 1, 2013; and

•	Notes to the unaudited pro forma condensed consolidated financial information.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Weyerhaeuser Company dated July 7, 2014.

99.2	Unaudited pro forma condensed consolidated financial information of Weyerhaeuser Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weyerhaeuser Company

Date: July 7, 2014
	By:	/s/ Jeanne M. Hillman
	Name:	Jeanne M. Hillman
	Title:	Vice President and Chief Accounting Officer